Exhibit 10.3
This arrangement is intended to be a private placement and is not subject to the supervision of any governmental authority in Argentina or otherwise.

Executive Deferred Compensation Plan for Oscar Schmidt (Effective July 1, 2009)

1.
Purpose. The purpose of the Plan is to provide Deferred Compensation, including adjustments for interest crediting during the deferral period as described herein, to the Participant. The Plan is intended to comply with the Legal Deferral Requirements, and shall be interpreted and administered consistent with that intent.

2.	Definitions. Capitalized terms in the Plan, and their forms, shall have the following meanings:

2.1.
"Affiliate" shall mean MetLife, Inc. and any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, MetLife, Inc.

2.2.
"Cause" shall mean, that the Participant, as determined in the sole discretion of the Company, has (i) engaged in conduct that is determined, in the sole discretion of the Company, to constitute a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, or conduct otherwise injurious to the Company, (ii) demonstrated unacceptable lateness or absenteeism (iii) committed or omitted acts that would constitute grounds for termination of the Participant's employment with the Company or any Affiliate.

2.3.	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder.

2.4.     "Company" shall mean MetLife Group, Inc. and any successor thereto.

2.5.     "Deferred Compensation" shall mean all of the amounts credited on behalf of the
Participant pursuant to Section 5 of the Plan.

2.6.
"Disabled" shall mean a condition due to injury or disease that results in a disability for which the (i) Participant has received a physician's certification of that the disability is a total and permanent disability, or (ii)(a) Participant has received a physician's certification that such disability is expected to last for a continuous period of at least 12 months and (b) the Participant is actually receiving disability payments from the Company or an Affiliate for at least three months.

2.7     "Effective Date" shall mean July 1, 2009.

2.8.	"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder.

2.9.    "Forfeited" shall mean that Deferred Compensation credited on behalf of the
Participant will not be payable.

2.10. "Interest Credits" shall mean the interest factors applied to the Participant's Deferred
Compensation in accordance with Section 6 of the Plan.

2.11. "Legal Deferral Requirements" shall mean requirements under law to achieve deferral of income taxation, including but not limited to Section 409A of the Code and any regulations promulgated thereunder.

2.12. "Participant" shall mean Oscar Schmidt, Senior Vice President and Regional
Manager, Latin America in the International Business of the Company.

2.13. "Plan" shall mean the MetLife Executive Deferred Compensation Plan for Oscar
Schmidt as set forth herein.

2.14. "Plan Administrator" shall mean the Plan Administrator of the Metropolitan Life Retirement Plan for United States Employees, including any person to whom such office has been delegated consistent with the Metropolitan Life Retirement Plan for United States Employees.

2.15. "Separation from Service" shall mean the termination of employment with the Company or an Affiliate, other than in connection with the transfer of employment to another Affiliate, or such other date as required to comply with Legal Deferral Requirements.

2.16. "Total Benefit" shall mean the amount of Deferred Compensation plus the Interest Credits of the Participant under the Plan on any given date, as determined by the Plan Administrator in its discretion and in accordance with the terms of the Plan.

2.17. "Vested" means that the Total Benefit credited on behalf of the Participant will be payable under the terms of the Plan, unless Forfeited.

3.     Plan Administration.

3.1.     The Plan Administrator shall administer the Plan.

3.2. The Plan Administrator may establish, amend, and rescind rules and regulations relating to the Plan, provide for conditions necessary or advisable to protect the interest of the Company or an Affiliate, construe all communications related to the Plan, and make all other determinations it deems necessary or advisable for the administration and interpretation of the Plan. The Plan Administrator may conform any provision of the Plan to the extent such provision is inconsistent with the Legal Deferral Requirements.

3.3.	Determinations, interpretations, and other actions made or taken by the Plan Administrator shall be final, binding, and conclusive for all purposes and upon all individuals.

3.4.
The Plan Administrator may prescribe forms or procedures as the sole and exclusive means for the Participant to take actions authorized or allowed under the Plan. The Plan Administrator may issue communications as it deems necessary or appropriate in connection with the Plan

3.5.
Except to the extent prohibited by law, communication by the Plan Administrator (and by the Participant to the extent authorized by the Plan Administrator) of any document or writing, including any document or writing that must be executed by a party, may be in an electronic form of communication.

3.6. The Plan Administrator may appoint such agents, who may be officers or employees of the Company or an Affiliate, as it deems necessary or appropriate to assist it in administering the Plan and may grant authority to such agents to execute documents and take action on its behalf. The Plan Administrator may consult such legal counsel, consultants, or other professionals as it deems desirable and may rely on any opinion received from any such professional or from its agent. All expenses incurred in the administration of the Plan shall be paid by one or more of the Company or an Affiliate.

4.
Participation. The Participant shall begin participation in the Plan as of the Effective Date and continue such participation until the Participant dies, becomes Disabled or experiences a Separation from Service.

5.     Crediting of Deferred Compensation.

5.1. Except as otherwise provided in this Section 5, the Participant will be credited with Deferred Compensation on or about April 1 of each calendar year in the amount of 7% of his benefitable earnings, as such earnings are defined under the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates.

5.2. Notwithstanding the provisions of Section 5.1 above, the Participant will be credited with Deferred Compensation during the first Plan year in which the Effective Date occurs in the amount of $97,248.

5.3. The Plan Administrator may determine the amounts to be credited, if any, on a basis other than provided in this Section 5, if it finds in its discretion, that it is impractical, inconvenient, or contrary to the interest of the Company or any Affiliate to apply the terms of this Sections 5 in whole or in part.

6.
Interest Crediting on Deferred Compensation. Interest Credits shall be applied to the Participant's Deferred Compensation on a daily basis in the amount of the fixed rate or stable value fund that exists under the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates at the time the Deferred Compensation is credited to the Participant's account. The amount of Interest Credits applied to the Participant's account shall be subject to prospective change at any time in the sole discretion of the Plan Administrator.

7. Vesting; Forfeiture.

7.1. The Total Benefit credited on behalf of the Participant shall at all times be fully
Vested.

7.2. Notwithstanding any other terms of the Plan, the Participant's Total Benefit credited under the Plan shall be immediately Forfeited for Cause. Neither the Plan Administrator nor any Affiliate shall have any obligation to take any action to seek or secure a refund of any employment taxes withheld on account of any amounts that have been Forfeited under the Plan.

8.
Beneficiary Designation. The Plan Administrator shall prescribe the form by which the Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively, and among whom payments received under the Plan may be split as indicated by the individual) for purposes of receiving payment of the Participant's Total Benefit under the Plan after the death of such individual. Each designation will be effective only upon its receipt by the Plan Administrator during the life of the individual making the designation and shall revoke all prior beneficiary designations by that individual related to the Plan.

9.     Payment. The payment of the Participant's Total Benefit shall be made as follows, unless
Forfeited.

9.1.     Amount. The amount paid under the Plan shall reflect the value of the Participant's
Total Benefit through the date the payment becomes payable.

9.2.     Medium. All payment under the Plan shall be in the form of cash in U.S. Dollars.

9.3.     Form and Timing of Payments.

(a) General. Except as otherwise provided in this Section 9, upon the Participant's Separation from Service, the Participant's Total Benefit shall become immediately payable in the form of a single lump sum.

(b) Death. If the Participant dies prior to his Separation from Service, the Participant's Total Benefit shall become immediately payable in the form of a single lump sum.

(c) Disability. If the Participant becomes Disabled prior to his Separation from Service, the Participant's Total Benefit shall become immediately payable in the form of a single lump sum.

(d) Timing of Payment. Payments of Deferred Compensation shall be made as soon as practicable after the first business day of the month following the month in which both the Total Benefit has become payable and after any delays in payment required under the Legal Deferral Requirements have passed, each as determined by the Plan Administrator in its discretion. Notwithstanding the preceding sentence, if the Participant is a "Specified Employee" as determined under the MetLife Auxiliary Pension Plan, the Participant shall have his payment delayed until the earlier of (i) the date that is six months after a Separation from Service or (ii) the date of the Participant's death. In no event shall the Company, any Affiliate or the Plan have any liability to anyone on account of payment being made later than the date payable due to administrative considerations or otherwise.

(e) Legal Deferral Requirements. Notwithstanding any other terms of the Plan, no payment of any Deferred Compensation or Interest Credits thereon shall be made that are inconsistent with the Legal Deferral Requirements.

(f) Single Payment. It is intended that payments under the Plan be treated as a single payment for purposes of the Legal Deferral Requirements.

9.4.
Payment Recipient. Except as otherwise provided in this Section 9.4, the Participant's Total Benefit will be made to the Participant. In the event of the Participant's death, as described in Section 9.3(b) above, the Participant's Total Benefit shall be paid to the beneficiary designated for that purpose by the Participant. If the Participant's designated beneficiary has not survived the Participant, or the Participant has designated no beneficiary for purposes of the Plan, such payment will be made to the Participant's estate. In the event the Participant     becomes Disabled, as described in Section 9.3(c) above, the Participant's Total Benefit will be made to the Participant.

9.5.
Withholding and Effect of Taxes. Payments under the Plan will be made after the withholding of any Federal, state, or local income, employment or other taxes legally obligated to be withheld, as determined by the Plan Administrator in its discretion. All tax liabilities arising out of deferrals under the Plan shall be the sole obligation of the Participant or his/her beneficiary, including but not limited to any tax liabilities arising out of the Legal Deferral Requirements, except as modified by agreement between the Company and the Participant. Withholding of any taxes or other items required by law, including but not limited to those required at the time of Vesting, may be made from other payments due to the Participant from any Affiliate.

10. Loans and Assignments. The Plan shall make no loan to the Participant, including any loan on account of the Participant's Total Benefit, nor permit any portion of the Participant's Total Benefit to serve as the basis or security for any loan to the Participant or any other person. Except as provided in Section 18, the Participant or any other person may sell, assign, transfer, pledge, commute, or encumber a Participant's Total Benefit or any other rights under the Plan.

11. Nature of Liability. The Participant's Total Benefit credited under the Plan is the unsecured obligation of the Company and any successor thereto, and is not the obligation, debt, or liability of any other entity or party. The Plan and the liabilities created hereunder are unfunded. Any documents, statements or other written materials with respect to the Plan, as well as the crediting of the Participant's Total Benefit, are for recordkeeping purposes only and do not create any right, property, security, or interest in any assets of the Company or any other party. The Participant's Total Benefit credited under the Plan is subject to the claims of the general creditors of the Company.

12. No Guarantee of Employment; No Limitation on Entity Action. Nothing in the Plan shall interfere with or limit in any way the right of any entity or person to establish the terms and conditions of the employment of the Participant, including but not limited to compensation and benefits, or to terminate the employment of the Participant, nor confer on the Participant the right to continue in the employment of any entity or person. Nothing in the Plan shall limit the right of any entity or person to establish any other compensation or benefit plan. No Deferred Compensation (or Interest Credits thereon) shall be treated as compensation for purposes of the Participant's right under any other plan, policy, or program, except as stated or provided in such plan, policy, or program. Nothing in the Plan shall be construed to limit, impair, or otherwise affect the right of any entity to make adjustments, reorganizations, or changes to its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13. Term of Plan. The Plan shall be effective on July 1, 2009, and shall continue in effect unless and until it is terminated pursuant to its terms or when all benefits under the Plan have been paid or forfeited, as applicable.

14. Governing Law. The Plan shall be construed in accordance with and governed by New
York law, without regard to principles of conflict of laws.

15. Claims. Claims for benefits and appeals of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements, or supersedes said section of ERISA), and the procedures adopted by the Plan Administrator. The claims procedures referenced above are incorporated in the Plan by this reference.

16. Entire Plan; Third Party Beneficiaries. The Plan document is the entire expression of the Plan, and no other oral or written communication, other than documents authorized under the Plan and fulfilling its express terms, shall determine the terms of the Plan or the terms of any agreement between the Participant and an Affiliate with regard to the Plan or benefits thereunder. There are no third party beneficiaries to the Plan, other than the Participant's respective beneficiaries designated under the terms of the Plan.

17. Amendment and Termination. Except to the extent otherwise required by law, including but not limited to the Legal Deferral Requirements, the Plan Administrator may amend, modify, suspend, or terminate the Plan at any time in its sole discretion. Any such amendment or termination will not reduce: (i) the amount of the Participant's Total Benefit or (ii) the interest of any beneficiary existing under the Plan prior to the execution of such amendment or termination.

18. Qualified Domestic Relations Orders. The Plan Administrator will distribute, designate, or otherwise recognize the attachment of any portion of the Participant's Total Benefit in favor of the Participant's spouse, former spouse or dependents to the extent such action is mandated by the terms of a qualified domestic relations order as defined in Section 414(p) of the Code. Notwithstanding the provisions of the prior sentence of this Section 18, any such attachment of any portion of the Participant's Total Benefit shall not entitle the Participant's spouse, former spouse or dependents to become eligible to commence benefit payments under the Plan until such time as there has been a Determination Date and the Participant becomes so entitled to commence benefit payments under the Plan.

IN WITNESS WHEREOF, pursuant to authorization of the officer of MetLife, Inc. named below acting on behalf of the Company, the Plan is hereby approved on this 31st day of July, 2009.

METLIFE, INC. on behalf of METLIFE GROUP, INC.

/s/William J. Toppeta	/s/Charles O’Dell
William J. Toppeta, President, International	Witness